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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-30314 of Cendant Corporation ("Cendant") on Form S-3 of our report on Move.com Group (wholly owned by Cendant) dated February 1, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the relationship of Move.com Group to Cendant) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



San Francisco, California
April 4, 2000